Exhibit (h)(xiii)

April 30, 2017

ALPS Variable Investment Trust
Board of Trustees
1290 Broadway, Suite 1100
Denver, CO 80203

Re:	ALPS Variable Investment Trust (the “Trust”)

By our execution of this letter agreement (the “Agreement”), between the undersigned parties, ALPS Advisors, Inc. (“ALPS”) and Morningstar Investment Management, LLC (“MIM”), with the Trust, ALPS and MIM each agree to waive certain fees that such entity is entitled to receive from the following portfolios of the Trust: Morningstar Conservative ETF Asset Allocation Portfolio; Morningstar Income and Growth ETF Asset Allocation Portfolio; Morningstar Balanced ETF Asset Allocation Portfolio; Morningstar Growth ETF Asset Allocation Portfolio and Morningstar Aggressive Growth ETF Asset Allocation Portfolio (collectively, the “Portfolios”).

The parties hereby agree that ALPS and MIM shall reimburse, equally 50% each, Portfolio expenses and/or waive a portion of the investment advisory, sub-advisory, and other fees that ALPS and/or MIM is entitled to receive to the extent necessary such that Total Annual Fund Operating Expenses (as defined in Form N-1A) (excluding Distribution and Service (12b-1) Fees, Shareholder Service Fees, acquired fund fees and expenses, taxes, brokerage commissions and extraordinary expenses) do not exceed the levels set forth below:

Portfolio	Class I	Class II	Class III
Morningstar Conservative ETF Asset Allocation Portfolio	53bp	53bp	N/A
Morningstar Income and Growth ETF Asset Allocation Portfolio	53bp	53bp	N/A
Morningstar Balanced ETF Asset Allocation Portfolio	53bp	53bp	N/A
Morningstar Growth ETF Asset Allocation Portfolio	53bp	53bp	N/A
Morningstar Aggressive Growth ETF Asset Allocation Portfolio	53bp	53bp	N/A

ALPS and MIM acknowledge that neither party will be entitled to collect on or make a claim for waived fees at any time in the future.

ALPS and MIM agree that such expense reimbursements and/or fee waivers for the Portfolios will be effective beginning on April 30, 2017, and shall continue through April 29, 2018.

ALPS ADVISORS, INC.

By:	/s/ Thomas A. Carter
Name:	Thomas A. Carter
Title:	President

MORNINGSTAR INVESTMENT MANAGEMENT, LLC

By:	/s/ Matthew Radgowski
Name:	Matthew Radgowski
Title:	Chief Operating Officer

Your signature below acknowledges acceptance of this Agreement:

ALPS VARIABLE INVESTMENT TRUST

By:	/s/ Patrick D. Buchanan
Name:	Patrick D. Buchanan
Title:	Treasurer